SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 14, 2007

GREEN PLAINS RENEWABLE ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

105 N. 31st Avenue, Suite 103, Omaha, Nebraska	68131
(Address of principal executive offices)	(Zip code)

(402) 884-8700

 (Registrant’s telephone number, including area code)

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On November 14, 2007, the Company completed a private placement of 1.2 million shares of its common stock to nine accredited investors at a purchase price of $8.10 per share, resulting in net proceeds of approximately $9.7 million. The Company did not use an underwriter, broker-dealer or finder in connection with this offering and no commissions or finders fees were paid. The sale of the common stock was exempt from registration under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. Green Plains expects to use proceeds from this offering for working capital and other general corporate purposes. The press release relating to this private placement of Green Plains common stock is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Number	Description

99.1	Press Release, dated November 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2007	GREEN PLAINS RENEWABLE ENERGY, INC. By: /s/ Wayne B. Hoovestol Wayne B. Hoovestol Chief Executive Officer (Principal Executive Officer)

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